UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2008

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On May 9, 2008, PrivateBancorp, Inc. and PrivateBancorp Capital Trust IV, a statutory trust formed under the laws of the State of Delaware (the “Trust”), issued a press release announcing the offering of $75 million aggregate liquidation amount of the Trust’s trust preferred securities, representing preferred beneficial interests in the Trust (the “Trust Preferred Securities”) for sale in an underwritten public offering.  A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1, the contents of which are incorporated by reference herein.

Exhibit No.	Description
99.1	Press Release dated May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.
Date: May 9, 2008	By:	/s/ Larry D. Richman
Name:	Larry D. Richman
Title:	President and Chief Executive Officer

By:	/s/ Dennis L. Klaeser
Name:	Dennis L. Klaeser
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press Release dated May 9, 2008